                         SEAVIEW VIDEO TECHNOLOGY, INC.

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
SeaView Video Technology, Inc.

We consent to the use of our report dated April 9, 2001, with respect to the balance sheets of SeaView Video Technology, Inc. as of December 31, 2000 and
1999 and the related statements of income, stockholders' equity and cash flows for the years ended December 31, 2000 and 1999, which report appears in your
Annual report on Form 10-K for the year ended December 31, 2000.

/s/ Carol McAtee
St. Petersburg, Fl
April 9, 2001

The Board of Directors
SeaView Video Technology, Inc.

I consent to the use of my report dated December 31, 1998, with respect to the balance sheet of SeaView Video Technology, Inc. as of December 31, 1998 and the
related statement of income, stockholders' equity and cash flows for the year ended December 31, 1998, which report appears in your Annual report on Form 10-K for the year ended December 31, 2000.

/s/ Barbara Wright C.P.A.
Memphis, TN
March 26,2000